Exhibit 10.2

REVOLVING NOTE

Note No. 709818/00003

$3,000,000.00	San Fernando Valley CBS Office #048
Sherman Oaks, California
November 4, 2004

On December 1, 2005, Natrol, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of City National Bank, a national banking association (“CNB”), at its office in this city, in United States Dollars and in immediately available funds, the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) (“Revolving Credit Commitment”), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on a basis of a 360-day year, actual days elapsed, equal to the “Prime Rate” of CNB, as it exists from time to time, plus Three Quarters of One percent (0.75%) per year. “Prime Rate” shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its “Prime Rate.” Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

As provided herein, the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as hereinafter defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the lesser of (i) the Revolving Credit Commitment or (ii) sixty percent (60%) of the total Eligible Accounts Receivable owing to Borrower from time to time (“Borrowing Base”). Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

Notwithstanding anything to the contrary in this Note, Borrower shall, immediately upon demand, repay the amount by which the outstanding principal balance of this Note exceeds the Borrowing Base. The portion of the outstanding principal balance exceeding the Borrowing Base will bear additional interest of three percent (3.00%) per year over the rate set forth in the first paragraph above.

Interest accruing on this Note shall be payable on the 1st day of each month, commencing January 1, 2005.

Borrower shall pay to CNB a late charge of 5% or $10.00, whichever is greater, of any payment not received by CNB on or before the 10th day after the payment is due.

Eligible Accounts Receivable shall mean those accounts receivable owed to Borrower:

A.                               Upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever;

B.                                 Against which is asserted no defense, counterclaim, discount or setoff, whether well-founded or otherwise;

C.                                 That is a true and correct statement of a bona fide indebtedness incurred in the amount of the accounts receivable for goods sold or leased and delivered to, or for services rendered to and accepted by, the account debtor;

D.                                That is owned by Borrower free and clear of all liens, encumbrances, charges, interests, and rights of others, except security interests granted to CNB;

E.                                  That does not arise from a sale or lease to or for services rendered to any employee, stockholder,  director,  Subsidiary or affiliate of Borrower or any entity in which any employee, stockholder, director, Subsidiary or affiliate of Borrower has any interest;

F.                                  That is not the obligation of an account debtor that is the federal government unless perfected under the Assignment of Claims Act;

G.                                 That is not the obligation of an account debtor located in a foreign country;

H.                                That is due and payable not more than thirty (30) days from the date of the billing therefor unless otherwise agreed to in writing by CNB;

I.                                     As to which not more than ninety (90) days have elapsed since the original invoice date;

J.                                    As to which the account debtor has not:

(i)                                   died, suspended business, made a general assignment for the benefit of creditors, become the subject of a petition under the Bankruptcy Code or consented to or applied for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property;

(ii)                                become more than sixty (60) days past due, under the original terms of sale, with respect to twenty percent (20%) or more of the amounts owed by such account debtor to Borrower;

(iii)                                had its check in payment of an accounts receivable returned unpaid; or

(iv)                            become or appear to have become unable, in the opinion of CNB, to pay the account receivable in accordance with its terms; and

K.           That does not, when added to all other accounts receivable that are obligations of the account debtor to Borrower, at any time result in a total sum that exceeds twenty percent (20%) of the total balance then due on all accounts receivable.

The occurrence of any of the following with respect to any Borrower or guarantor of this Note or any general partner of such Borrower or guarantor, shall constitute an “Event of Default” hereunder:

1.             Failure to make any payment of principal or interest when due under this Note;

2.             Filing of a petition by or against any of such parties under any provision of the Bankruptcy Code;

3.             Appointment of a receiver or an assignee for the benefit of creditors;

4.             Commencement of dissolution or liquidation proceedings or the disqualification  (under any applicable law or regulation) of any of such parties which is a corporation, partnership, joint venture or any other type of entity;

5.             Death or incapacity of any of such parties which is an individual;

6.             Revocation of any guaranty of this Note, or any guaranty of this Note becomes unenforceable as to any future advances under this Note;

7.             Any financial statement provided by any of such parties to CNB is false or materially misleading;

8.             Any material default in the payment or performance of any obligation, or any default under any provision of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

9.             Any sale or transfer of all or a substantial part of the assets of any of such parties other than in the ordinary course of business; or

10.           Any violation, breach or default under this Note, any letter agreement, guaranty, security agreement, deed of trust, subordination agreement or any other contract or instrument executed in connection with this Note or securing this Note.

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Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fees (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB’s in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

Should more than one person or entity execute this Note as Borrower, the liability and obligations of each Borrower shall be joint and several.

This Note and all matters relating thereto, shall be governed by the laws of the State of California.

“Borrower”	Natrol, Inc., a Delaware corporation

	By:	/s/ Elliott Balbert
Elliott Balbert, President

BANK USE ONLY

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SAN FERNANDO VALLEY COMMERICAL BANKING CENTER

15260 VENTURA BLVD., SUITE 1600

SHERMAN OAKS, CALIFORNIA 91403

818-382-1567

Fax (818) 382-1535

November 4, 2004

Natrol, Inc.

21411 Prairie

Chatsworth, CA 91311

Attention: Elliott Balbert, President

Re:                           Revolving Note dated November 4, 2004, in the Original Principal Sum of $3,000,000.00 (“Note I”) executed by Natrol, Inc., a Delaware corporation (“Borrower”) in favor of City National Bank, a national banking association (“CNB”) and Promissory Note dated November 4, 2004, in the Original Principal Sum of $750,000.00 (“Note II”) executed by Borrower in favor of CNB and Agreement for Equipment Line Facility dated November 4, 2004, in the Original Principal Sum of $500,000.00 (“Agreement”) executed by Borrower in favor of CNB.

Dear Mr. Balbert:

Reference is made to the above-mentioned Note. This letter is to confirm that the following additional terms and conditions will apply to the Note. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note. In the event of any inconsistency between the terms of this letter and the terms of the Note, the terms of this letter shall control.

A. ADDITIONAL EVENTS OF DEFAULT.

The following shall constitute additional Events of Default under the Note:

1.            Failure of Borrower to furnish CNB, within the times specified, the following statements:

1.1                            Monthly reports of agings of Borrower’s accounts payable and accounts receivable, in form acceptable to CNB, as soon as available, but in no event later than fifteen (15) days after the end of each month, and a current list of names and addresses of all account debtors upon request; and

1.2                            Such additional  information, reports and/or statements  as  CNB may, from time to time, reasonably request;

2.            Failure of Borrower to maintain the following:

2.1          Tangible Net Worth plus Subordinated Debt of not less than $29,400,000.00 at all times;

2.2                             A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 1.25 to 1 at all times; and

2.3                            A ratio of Cash Flow from Operations to Debt Service of not less than 1.25 to 1 for each fiscal quarter on a rolling 12 month basis;

3.                                     Borrower or any guarantor of the Note defaults in the payment or performance of any obligation, or defaults under any provision of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB; and

4.                                     Borrower or any Subsidiary shall be in violation any law, ordinance, rule or regulation to which it or any of its properties is subject which violation would have a material adverse impact upon the operations or finances of Borrower or its Subsidiary.

B. DEFINITIONS.

For purposes of this letter, the following terms have the following meanings:

“Cash Flow from Operations” shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income earned over the twelve-month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve-month period ending on the date of determination.

“Debt Service” shall mean (a) the aggregate amount of Current Maturity of Long-Term Debt plus (b) all interest incurred on borrowed money during the twelve-month period ending on the date of determination.  “Current Maturity of Long-Term Debt” shall mean that portion of Borrower’s consolidated long-term liabilities, determined in accordance with generally accepted accounting principles consistently applied, which shall, by the terms thereof, become due and payable within one (1) year following me date of the balance sheet upon which such calculations are based.

“Subordinated Debt” shall mean indebtedness of Borrower or any Subsidiary, the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

“Subsidiary” shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

“Tangible Net Worth” shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, any accounts receivable converted to notes receivable, unamortizcd debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower’s consolidated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

“Total Senior Liabilities” shall mean, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, less Subordinated Debt.

C. ADDITIONAL TERMS AND CONDITIONS.

The following additional terms and conditions shall also apply to the Note:

1.                                  One time interest reduction: The interest rate charged on the Note shall be reduced by one half of one percent (1/2%), (a) if, upon receipt of a copy of Borrower’s Form 10Q, which has been filed by Borrower with the Securities and Exchange Commission for the period ending September 30, 2004, the financial statements contained therin show both (i) net after tax profits of at least $100,000 for such period ending September 30, 2004, and (ii) net after tax profits of at least $1,300,000 for the year to date period ending September 30, 2004; or (b) if, upon, receipt of a copy of Borrower’s Form 10K, which has been filed by Borrower with the Securities and Exchange Commission for the fiscal year ending December 31, 2004, the financial statements contained therein show net after tax profits of at least $1,900,000 for such fiscal year ending December 31, 2004. Provided, however, total interest rate reductions under this provision shall not exceed one half of one percent (1/2%).

If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgement copy of this letter, as well as the enclosed Note, and return them to me on or before December 3, 2004.

Sincerely,

David Alterman

Vice President

Accepted and Agreed To By:

Natrol, Inc., a

Delaware corporation

By:	/s/ Elliott Balbert
Elliott Balbert, President

Date:	11/19/04

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,000,000.00	11-04-2004	12-01-2005	00003		709818	DA

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “* * *” has been omitted due to text length limitations.

Borrower:	NATROL, INC., A DELAWARE CORPORATION	Lender:	City National Bank, NA
	21411 PRAIRIE CHATSWORTH, CA 91311		San Fernando Valley Commercial Banking Services
#048000
15260 Ventura Boulevard, Suite 1600
Sherman Oaks, CA 91403

LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $3,000,000.00 due on December 1, 2005. The reference rate (City National Bank Prime Rate, currently 4.750%) is added to the margin of 0.750%, resulting in an initial rate of 5.500.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

☐ Personal, Family, or Household Purposes or Personal Investment.

☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE.  The specific purpose of this loan is:  TEMPORARY WORKING CAPITAL.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $3,000,000.00 as follows:

Undisbursed Funds:	$3,000,000.00

Note Principal:	$3,000,000.00

LOAN PROCEEDS. Loan proceeds are to be credited to Account Number 412-913256 at City National Bank.

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER.  THIS AUTHORIZATION IS DATED NOVEMBER 4, 2004.

BORROWER:

NATROL, INC., A DELAWARE CORPORATION

By:	/s/ Elliott Balbert
ELLIOTT BALBERT, President of NATROL, INC., A
DELAWARE CORPORATION

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